Exhibit 3.40

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – INTERNATIONAL FINANCIAL TOWER, LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF OCTOBER, A.D. 2006, AT 6:03 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4231755 8100	AUTHENTICATION:	5104127
060923814	DATE:	10–11–06

State of Delaware Secretary of State Division of Corporations Delivered 06:17 PM 10/06/2006 FILED 06:03 PM 10/06/2006 SRV 060923814 – 4231755 FILE

CERTIFICATE OF FORMATION

OF

Wells REIT II – INTERNATIONAL FINANCIAL TOWER, LLC

The undersigned, in order to form Wells REIT II – International Financial Tower, LLC as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.	The name if the limited liability company is:

Well REIT II – International Financial Tower, LLC

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 6, 2006.

/s/ Lucy M. Bowman
Lucy M. Bowman Authorized Person